Exhibit 5.3

November 16, 2011

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Ladies and Gentlemen:

We have acted as special Maryland counsel to Stanley Black & Decker, Inc., a Connecticut corporation (the “Company”), in connection with the preparation of the registration statement on Form S-3 (“Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof relating to the offering of, in addition to other securities, guarantees of debt securities (“Guarantees of Debt Securities”) by The Black & Decker Corporation, a Maryland corporation and wholly owned subsidiary of the Company (“Black & Decker”), for the benefit of debt securities issued by the Company (“Debt Securities”) from time to time, in accordance with Rule 415 under the Securities Act. The Debt Securities will be offered in one or more series, which offerings will be made pursuant to the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more prospectus supplements as contemplated by the Registration Statement.

The Debt Securities may be either senior debt securities or subordinated debt securities. Senior Debt Securities will be issued under an indenture (the “Senior Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (“BNY Trustee”), with certain terms of such Debt Securities to be established in supplemental indentures, including the Second Supplemental Indenture, dated as of March 12, 2010, among the Company, Black & Decker and BNY Trustee. Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) between the Company and HSBC Bank USA, National Association, as trustee, with certain terms of such Debt Securities to be established in supplemental indentures.

In our capacity as counsel to the Company and for purposes of the opinions expressed herein, we have examined the charter of Black & Decker, the bylaws of Black & Decker, the Registration Statement and such other documents and matters as we deem necessary or appropriate to render the opinion expressed herein.

Based on the foregoing and subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that the Guarantees of Debt Securities will be legal, valid and binding obligations of Black & Decker, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights generally and to general principals of equity, if (1) the Registration Statement and any amendments thereto have become effective and are not subject to a stop order by the SEC; (2) Black & Decker has taken all necessary corporate action to approve the issuance and the terms and conditions of the Guarantees of Debt Securities to be issued and the terms of the offering thereof; (3) the terms and conditions of the Guarantees of Debt Securities and of the offering thereof are in compliance with applicable law; (4) the Indentures and any indenture supplemental thereto have been duly and validly authorized, executed and delivered by each party thereto and such Indentures and supplemental indentures are in full force and effect and are duly qualified under the Trust Indenture Act of 1939, as amended; (5) the Guarantees of Debt Securities have been duly established by the Indentures and any indenture supplemental thereto; and (6) the Debt Securities have been duly and validly executed, authenticated and delivered in accordance with the Indentures and any indenture supplemental thereto and resolution of the Company’s board of directors upon payment of the consideration therefor.

Stanley Black & Decker, Inc.

November 16, 2011

We express no opinion as to the laws of any state or jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion shall be inferred beyond the matters expressly stated. For purposes of this opinion, we have, with your permission, relied upon the opinion addressed to you dated the date hereof from Skadden, Arps, Slate, Meagher & Flom LLP as to all matters of law covered therein relating to the laws of the State of New York.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ CHRISTOPHER R. JOHNSON
Principal